EXHIBIT 10.63.2

INSTRUMENT OF AMENDMENT FOR
PIEDMONT NATURAL GAS COMPANY, INC.
DEFINED CONTRIBUTION RESTORATION PLAN

THIS INSTRUMENT OF AMENDMENT (this "Instrument") is made and entered into as of the 15th day of September, 2016, by PIEDMONT NATURAL GAS
COMPANY, INC., a North Carolina corporation (the "Company").

Statement of Purpose
The Company maintains the Piedmont Natural Gas Company, Inc. Defined Contribution
Restoration Plan (the "Plan"). In connection with the closing of the merger of Forest Subsidiary,
Inc., a wholly-owned subsidiary of Duke Energy Corporation, with and into the Company in accordance with the Agreement and Plan of Merger dated as of October 24, 2015 (the "Merger"), the Company desires to amend the Plan to change certain provisions related to the Piedmont
Natural Gas Benefits Plan Committee. In Section 6.1 of the Plan the Company has reserved the right to amend the Plan in whole or in part at any time.
NOW, THEREFORE, the Company does hereby declare that the Plan is amended to read as follows:
1. Effective as of the closing of the Merger, Section 2.l(b)(8) is amended in its entirety to read as follows:
"Committee means the Compensation Committee of the Board of Directors of Duke Energy Corporation, or any delegate appointment by the Compensation Committee."
2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.
IN WITNESS WHEREOF, the Company has caused this Instrument to be executed as of the day and year first above written.

PIEDMONT NATURAL GAS COMP ANY, INC.

By: /s/ Kevin M. O’Hara
Kevin M. O’Hara